                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Under Rule 14a-12

                                  PANJA INC.
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

--------------------------------------------------------------------------------


Payment of Filing Fee (Check the appropriate box):


[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                                  PANJA INC.
                            11995 Forestgate Drive
                              Dallas, Texas 75243

July 26, 2000

To Our Shareholders:

     We are pleased to invite you to attend Panja Inc.'s Annual Meeting, which will be held at the site of our new offices, 3000 Research Drive, Richardson, Texas 75082 at 10:00 a.m. on August 21, 2000.

     The matters to be acted on at the meeting are described in the Proxy Statement. We hope that you will be able to attend the meeting. However, whether or not you attend, it is important that you vote. Please mark, date, sign and return the enclosed proxy card to ensure that your shares will be represented at the meeting.

     The Board of Directors and the management team look forward to seeing you at the meeting.

                                           Sincerely,


                                           John F. McHale
                                           Chairman of the Board

                                   PANJA INC.
                 ____________________________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 21, 2000
                 ____________________________________________


To the Shareholders of Panja Inc.:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Panja Inc., a Texas corporation (the "Company"), will be held on August 21, 2000, at 10:00 a.m. at the site of our new offices, 3000 Research Drive, Richardson, Texas 75082 for the following purposes:

     1. To elect directors to serve for the following year and until their successors are duly elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as independent accountants of the Company for the fiscal year ending March 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Shareholders of record at the close of business on June 26, 2000 are entitled to notice of and to vote at the meeting. Only holders of record of the Company's common stock on that date are entitled to vote on matters coming before the meeting and any adjournment or postponement thereof. A complete list of shareholders entitled to vote at the meeting will be maintained in the Company's current offices at 11995 Forestgate, Dallas, Texas 75243 for ten days prior to the meeting and will be open to the examination of any shareholder during ordinary business hours of the Company.

     Please advise the Company's Transfer Agent, ChaseMellon Shareholder Services L.L.C., Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey, 07660 of any change in your address.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she previously returned a Proxy.

                                 By Order of the Board of Directors


                                 Paul D. Fletcher
                                 Secretary

Dallas, Texas
July 26, 2000

                                  PANJA INC.
                            11995 Forestgate Drive
                              Dallas, Texas 75243

                  ___________________________________________

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON AUGUST 21, 2000

                  ___________________________________________


                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Panja Inc. (the "Company" or "Panja") for the Annual Meeting of Shareholders to be held on August 21, 2000, at 10:00 a.m. at 3000 Research Drive, Richardson, Texas 75082, or any adjournment or adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

  This proxy statement and the enclosed proxy card are being sent beginning approximately July 26, 2000, to all shareholders entitled to vote at the meeting. The Company's annual report for the fiscal year ended March 31, 2000 is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the soliciting materials.

Record Date; Outstanding Shares

  Only shareholders of record at the close of business on June 26, 2000 (the "Record Date") are entitled to receive notice of and to vote at the meeting. The outstanding voting securities of the Company as of such date consisted of 9,369,587 shares of common stock, par value $.01 per share (the "Common Stock"). The Company has no other class of stock outstanding. For information regarding holders of more than 5% of the outstanding Common Stock, see "Election of Directors - Security Ownership of Certain Beneficial Owners and Management."

Revocability of Proxies

  The enclosed proxy is revocable at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. If a person who has executed and returned a proxy is present at the meeting and wishes to vote in person, he or she may elect to do so and thereby suspend the power of the proxy holders to vote his or her proxy.

Voting and Solicitation

  Every shareholder of record on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the meeting. With respect to the election of directors, the director nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. The affirmative vote of the holders of a majority of the Company's Common Stock entitled to vote and represented in person or by proxy at the meeting will be required to approve and ratify the Board's selection of Ernst & Young LLP as the Company's independent auditors.

  The cost of this solicitation will be borne by the Company. The Company may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding soliciting materials to beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally, by telephone, by email, by facsimile or by telegram.

Quorum; Abstentions; Broker Non-Votes

  The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" a matter are treated as being present at the Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Texas as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of the quorum for the transaction of business, and (ii) the total number of Votes Cast with respect to a proposal. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against a proposal.

  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal.

Deadline for Receipt of Shareholder Proposals

  Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company's 2001 Annual Meeting must be received by the Company, addressed to Paul D. Fletcher, Secretary, Panja Inc., 3000 Research Drive, Richardson, Texas, 75082, no later than March 28, 2001 for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals must comply with the Bylaws of the Company and the requirements of Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Pursuant to Rule 14a-4 of the Exchange Act, the Company may exercise discretionary voting authority at the 2001 Annual Meeting under proxies it solicits to vote on a proposal made by a shareholder, unless the Company is notified about the proposal no later than June 11, 2001 (assuming that the Company's 2001 Annual Meeting of Shareholders is held on a date that is within 30 days from the date on which the 2000 Annual Meeting was held).

  With respect to business to be brought before the Annual Meeting to be held on August 21, 2000, the Company has not received any notices from shareholders that the Company was required to include in this Proxy Statement.

                             ELECTION OF DIRECTORS
                                   (ITEM 1)

  A Board of six directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company's six nominees named below. After the 2000 Annual Meeting, there will be a vacancy on the Board. The Company has not, as of the date of this Proxy Statement, identified a candidate to fill such vacancy. However, the Company intends to continue searching for suitable candidates and expects to fill such vacancy prior to its 2001 Annual Meeting of Shareholders. The proxies cannot be voted for a greater number of nominees than six nominees. In the event that any of the nominees shall become unavailable, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until his successor has been elected and qualified.

Vote Required

  The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum and for purposes of determining the total number of votes cast for such director, but have no other legal effect under Texas law.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.

     The Board of Directors recommends that shareholders vote FOR the nominees listed below.

     The names and certain information about the nominees for directors are set forth below:

Name of Nominee              Age             Positions/Principal Occupation                         Director Since
--------------------------  ------  -------------------------------------------------------------  ----------------
John F. McHale (1)(4).....      44  Chairman of the Board and Chief Executive Officer, Netpliance              1997
Joe Hardt (3).............      45  Chief Executive Officer, President and Director                            1995
Harvey B. Cash (2)(3)(4)..      61  General Partner in various venture capital funds                           1995
J. Otis Winters (1)(2)....      67  Chairman of Pate, Winters & Stone, Inc.                                    1997
Peter D. York.............      57  Vice Chairman of the Board and Director                                    1995
Julie Spicer England......      42  Vice President and General Manager of Texas Instruments' Sun                 --
                                    Microsystems Business

___________

(1)  Members of the Compensation Committee.

(2)  Members of the Audit Committee.

(3)  Members of the Nominating Committee.

(4) Mr. Cash has agreed to serve as Chairman of the Board following the Annual Meeting of Shareholders. Following such meeting, Mr. McHale will remain as a director of the Company.

     Except as set forth below, each of the nominees has been engaged in the principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

     Set forth below is certain information with respect to each of the nominees for director and each other executive officer of the Company:

Nominees

     John F. McHale has served as a director of the Company since October 1997 and as Chairman of the Board since January 1999. Mr. McHale currently is the Chairman of the Board and Chief Executive Officer of Netpliance. Mr. McHale was a founder of NetSpeed, Inc. and served as its president, chief executive officer, and chairman of the Board from 1996 until its acquisition by Cisco Systems, Inc. in 1998. Before founding NetSpeed, Mr. McHale was a founder, chief executive officer, and chairman of the Board of NetWorth, Inc. from 1985 until its acquisition by Compaq Computer Corporation in 1995. Mr. McHale graduated from the University of Dayton in 1978 with a bachelor's degree in electrical engineering. Although Mr. McHale will remain a director, Mr. McHale will step down as Chairman of the Board immediately after the Annual Meeting and the Company currently expects that Harvey B. Cash will be elected to serve in such position.

     Joe Hardt, Chief Executive Officer and President, served as Chief Operating Officer of the Company from 1993 to September 1995, and has been a director since March 1995. In September 1995, Mr. Hardt was elected President of the Company, a position which included the duties of chief executive officer. Effective July 1, 1997, Mr. Hardt was formally elected the Chief Executive Officer of the Company. Prior to joining the Company, Mr. Hardt was an attorney in private practice in Dallas, Texas from 1980 to 1993. In 1986, he was one of the founding shareholders of Munsch Hardt Kopf & Harr, P.C. where he was a practicing attorney until 1993, and he served as the firm's President from April 1986 to April 1989. Mr. Hardt holds a B.A. in English from Centenary College of Louisiana and a J.D. from the University of Texas School of Law.

  Harvey B. Cash has served as a director of the Company since March 1995. Mr. Cash has been a general partner of InterWest Partners, a venture capital firm, since 1986, and is an advisor to Austin Ventures, a venture capital firm. He also currently serves on the Board of Directors of Ciena Corporation, a designer and manufacturer of multiplexing systems for fiber optic networks, Liberte Investors Inc., an investment company, Microtune, Inc., a radio frequency silicon and systems company, i2 Technologies, Inc., a provider of marketplace services, Silicon Laboratories Inc., an integrated circuit company, and several privately held companies. Mr. Cash holds a B.S. in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University.

  J. Otis Winters has served as a director of the Company since January 1997. Mr. Winters was co-founder of Pate, Winters & Stone, Inc., a consulting firm, in 1989 and served as its chairman from 1990 until its acquisition by Glass & Associates in 2000. Mr. Winters is currently serving on the Board of Directors of Glass & Associates. Mr. Winters also serves on the Board of Directors of Dynegy, Inc. and Triton Energy. A registered professional engineer, Mr. Winters holds a M.B.A. from the Harvard Business School and a B.S. and M.S. in petroleum engineering from Stanford University.

  Peter D. York, Vice Chairman of the Board, served as Senior Vice President for the Company from 1992 until 1997, has been a director since March 1995, and has served as Vice Chairman of the Board of Directors since July 2, 1997. Mr. York joined the Company in 1991 upon the acquisition by the Company of York Controls, Inc. Mr. York founded York Controls, Inc. in 1978 and served as its President and Chief Executive Officer until its acquisition by the Company. Mr. York attended Stanford University.

  Julie Spicer England, has been nominated by the Nominating Committee to serve as a director. Since September 1999, Ms. England has served as Vice President and General Manager of Texas Instruments' Sun Microsystems Business, and is also currently a board member of The Federal Reserve Bank of Dallas. Before assuming her Sun Microsystems Business responsibilities, Ms. England was vice president of multiple product lines at Texas Instruments from February 1998 to September 1999. In addition, she was the vice president of quality for the Texas Instruments' semiconductor business from November 1994 to February 1998. Ms. England is a Senior Member Technical Staff emeritus at Texas Instruments and is the co-inventor of six patents related to infrared process technology. Ms. England is a graduate of Texas Tech University with a Bachelor of Science degree in chemical engineering and post-graduate work towards an MBA.

Other Executive Officers

  Paul D. Fletcher, 41, has served as Vice President and Chief Financial Officer and Treasurer of the Company since January 2000. Prior to joining the Company, Mr. Fletcher served as the Vice President and Treasurer of Excel Communications, Inc., a telecommunications and network marketing company, from May 1996 to January 2000. From February 1987 until May 1996, Mr. Fletcher served as Senior Vice President for Lomas Financial Corporation, a diversified financial services company. Mr. Fletcher holds a BA from Albion College and an MBA from Northwestern University.

  R. Randal Riebe, 45, has served as Vice President and General Manager of the Enterprise Systems Division since May 1997. Prior to joining the Company, Mr. Riebe served as Vice President, Systems Integration Group of Fairview/AFX Incorporated from 1994 through 1997. From 1992 to 1994 Mr. Riebe served as Business Development Manager of Sound Advance Systems, a commercial loudspeaker manufacturer, and as Vice President of Sales for Ford Audio Video from 1983 through 1992. Mr. Riebe holds an education degree from the University of Central Oklahoma.

  Tom Hite, 37, has served as Vice President-Engineering since August 1997 and Chief Technology Officer since July 2000. Mr. Hite also served the Company as General Manager of the Consumer Division from July 1999 to July 2000. Prior to joining the Company, Mr. Hite served as Vice President, Chief Technology Officer of AnswerSoft, Inc., a global provider of business process automation solutions, from 1994 to 1997. From 1991 until 1994 Mr. Hite served as Manager of Software Development for Micrografx, Inc., a designer and developer of graphics software. Mr. Hite holds a B.S. and a Master of Science in Mechanical Engineering from the University of Iowa.

  Dave Benesh, 52, has served as Vice President of Operations of the Company since January 1998. Prior to joining the Company, Mr. Benesh served as President of Venture Engineering, a robotics manufacturing company, from 1995 through 1997. Prior to 1995, Mr. Benesh managed certain global operations for various electronic companies, including Texas Instruments, Mostek, and EPI. Mr. Benesh holds a B.S. in Mathematics and a Master of Statistics degree from Texas A&M University.

  Each director serves until the next annual meeting of shareholders and until his successor is duly elected and qualified. The Company's Board of Directors is currently comprised of six directors and the officers serve at the discretion of the Board of Directors.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth, as of June 30, 2000, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each current director and director nominee of the Company, (iii) the executive officers of the Company named in the table under "Executive Compensation - Summary Compensation Table," and (iv) all directors and executive officers as a group. Except as otherwise described above in "Vote Required," the Company does not know of any agreements among its shareholders that relate to voting or investment power of its shares of Common Stock.

                                                                                Shares of Common Stock
                                                                                 Beneficially Owned(1)
                                                                           --------------------------------
                                                                                               Percentage
5% Beneficial Owners, Directors and Executive Officers                         Number           Ownership
----------------------------------------------------------------------     -------------     --------------
John F. McHale (2)....................................................           793,820               8.5%
     12303 Technology Blvd.
     Austin, Tx  78727

J. Otis Winters (3)...................................................            27,500               *
     5956 Sherry Lane Suite 2001
     Dallas, Tx 75225

Harvey B. Cash (4)....................................................            33,594               *
     c/o InterWest Partners
     13355 Noel Road
     Suite 1375, LB #65
     Dallas, Texas 75240

Scott D. Miller (5)...................................................           531,100               5.7%
     11515 Hillcrest
     Dallas, Texas 75230

Peter D. York.........................................................           647,984               6.9%

Joe Hardt (6).........................................................           593,516               6.1%

Julie Spicer England..................................................                --                --

R. Randal Riebe (7)...................................................            41,250                 *

Dave Benesh (8).......................................................            32,500                 *

Tom Hite  (9).........................................................            62,500                 *

Paul D. Fletcher......................................................                --                --

All directors and executive officers as a group
     (ten persons)(10)................................................         2,763,764              27.6%

-----------

*    Less than 1%

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any principal shareholder was supplied in a Schedule 13D or 13G filed with the Securities and Exchange Commission (the "SEC") by or on behalf of such principal shareholder under the Exchange Act and/or was furnished by such principal shareholder to the Company and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Shares subject to options exercisable within 60 days of June 30, 2000 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. The address of Peter York and each executive officer of the Company is currently as follows: c/o Panja Inc., 11995 Forestgate Drive, Dallas, Texas 75243. Effective September 4, 2000, the address of Peter York and each executive officer of the Company will be as follows: c/o Panja Inc., 3000 Research Drive, Richardson, Texas 75082.

(2) Includes 27,500 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after June 30, 2000.

(3) Represents 27,500 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after June 30, 2000.

(4) Includes 15,000 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after June 30, 2000.

(5) Includes 12,500 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after June 30, 2000.

(6) Includes 415,740 shares of Common Stock issuable upon exercise of outstanding options, which are presently exercisable or are exercisable within 60 days after June 30, 2000 and 26,600 shares held by Mr. Hardt as custodian for minor children.

(7) Represents 41,250 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 2000.

(8) Represents 32,500 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 2000.

(9) Represents 62,500 shares of Common Stock issuable upon exercise of outstanding options that are presently exercisable or are exercisable within 60 days after June 30, 2000.

(10) Includes an aggregate of 634,490 shares of Common Stock issuable upon exercise of outstanding options granted to the executive officers of the Company that are presently exercisable or are exercisable within 60 days after June 30, 2000.

Board Meetings and Committees

     The Board of Directors of the Company held a total of seven meetings during the fiscal year ended March 31, 2000. In addition, the Board of Directors acted one time by unanimous consent during the fiscal year ended March 31, 2000. During the fiscal year ended March 31, 2000, each director attended at least 75% of the meetings of the Board of Directors held during the period for which he was a director.

     The Audit Committee, currently consisting of directors J. Otis Winters and Harvey B. Cash, met four times during the last fiscal year. This Committee recommends engagement of the Company's independent auditors and reviews with management and the independent auditors the Company's financial statements, basic accounting and financial policies and practices, audit scope and competency of control personnel.

  The Compensation Committee, currently consisting of directors J. Otis Winters and Harvey B. Cash, met one time during the last fiscal year. This Committee reviews and recommends to the Board of Directors the compensation of executive officers of the Company and administers and makes awards and takes all other action as is provided under the employee benefit plans of the Company, including, but not limited to, the 1995 Stock Option Plan, the 1999 Equity Incentive Plan and the 1996 Employee Stock Purchase Plan, excluding, however, the 1995 Director Stock Option Plan.

  The Nominating Committee, currently consisting of directors Joe Hardt and Harvey B. Cash, was established in September 1999 and did not meet during the fiscal year ended March 31, 2000. The Nominating Committee is responsible for developing a policy on the size and composition of the Board of Directors, reviewing possible candidates for membership on the Board of Directors, and recommending a slate of nominees. The Nominating Committee will consider shareholder proposals of persons to be nominated for election to the Board of Directors. See "Deadlines for Receipt of Shareholder Proposals."

Board Compensation

  Currently, the Company's directors do not receive any cash compensation for serving on the Board of Directors or any Committees, but are reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors or any Committees. The Company's non-employee directors, Mr. Winters, Mr. McHale, Mr. Miller, and Mr. Cash, each received option grants from the Company's 1999 Equity Incentive Plan in lieu of a cash payment for their director's fees. Such option grants were approved by the entire Board of Directors. All nonemployee directors also participate in the Company's 1995 Director Stock Option Plan and will receive non-statutory stock options thereunder.

  Generally, options to purchase 5,000 shares of Common Stock will be granted from the 1995 Director Stock Option Plan to each new nonemployee director at the time such person is first elected or appointed to the Board. In addition, immediately following the Company's annual meeting of shareholders each year, commencing with the Company's Annual Meeting on August 16, 1996, each nonemployee director has been granted options to purchase 2,500 shares of Common Stock, which grant will be approved by the entire Board of Directors. Additionally, each director will receive an annual grant of 7,500 options from the 1999 Equity Incentive Plan. The Chairman of the Board will receive an additional 10,000 options from the 1999 Equity Incentive Plan and the Chairman of each of the Audit Committee and the Compensation Committee will also receive an additional grant of 2,500 options, respectively.

  During the fiscal year ended March 31, 2000, Mr. McHale, Mr. Winters, Mr. Cash, and Mr. Miller received options to purchase 30,000 shares, 22,500 shares, 10,000 shares, and 15,000 shares, respectively. Such option grants represented both options ordinarily granted to directors under the 1995 Director Stock Option Plan and options granted to directors in lieu of Board or Committee fees.

Report of the Compensation Committee

  The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's officers with respect to the compensation paid to the officers for the fiscal year ended March 31, 2000. The information contained in the Report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

To the Board of Directors:

  As members of the Compensation Committee, it is our duty to administer the executive compensation program for the Company. The Compensation Committee is responsible for establishing appropriate compensation goals for the executive officers of the Company and evaluating the performance of such executive officers in meeting such goals. The elements of the executive compensation program described below are implemented and periodically reviewed and adjusted by the Compensation Committee.

  The goals of the Compensation Committee in establishing the Company's executive compensation program are as follows:

  (1) To fairly compensate the executive officers of the Company for their contributions to the Company's short-term and long-term performance. The elements of the Company's compensation program are (i) annual base salaries, (ii) annual cash bonuses and (iii) equity incentives.

  (2) To allow the Company to attract, motivate and retain the management personnel necessary to the Company's success by providing an executive compensation program comparable to that offered by similar companies.

  (3) To provide an executive compensation program with incentives linked to the financial performance of the Company. Under such program, incentive compensation for executive officers is linked to the general financial performance of the Company as measured by such items as revenues and income from operations.

  Base Salaries. The annual base salary of Joe Hardt, the Chief Executive Officer and President of the Company, was paid pursuant to an employment agreement that was entered into by the Company and Mr. Hardt in October 1998 and was approved by the Compensation Committee. The Compensation Committee has reviewed the base salaries for all executive officers of the Company in light of corporate performance, individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues and has found them to be reasonable. Each executive officer's base salary is reviewed annually by the Compensation Committee and is subject to upward adjustment on the basis of individual and corporate performance. The Compensation Committee has set new base salaries for those individuals for fiscal year 2001.

  Annual and Other Bonuses. The bonuses available to the executive officers, which for the 2000 fiscal year included Joe Hardt, R. Randal Riebe, Dave Benesh, and Tom Hite, are based upon the achievement of specific performance targets. Such bonuses are designed to maximize the shareholder value.

  Equity Incentives. Equity incentives, including grants of stock options, are determined based on the Compensation Committee's assessment of the ability of such officers to positively impact the Company's future performance and enhance shareholder value as determined by their individual performances. Stock option grants and other equity incentives are not awarded annually but as the individual performance and experience of each executive officer warrants. Option awards generally vest in cumulative installments of 25% per year. Other option awards vest in cumulative installments of 50% after the second anniversary of the date of grant and 25% after the third and fourth anniversary dates, respectively. Option awards for directors generally vest immediately or twelve months from the date of grant. The amount and vesting of stock options are not contingent on achievement of any specific performance targets. All options granted will benefit the executive only to the extent that there is appreciation in the market price of the Common Stock during the option period.

  Equity and cash incentives are not limited to executive officers. Grants of stock options are made to employees upon joining the Company in amounts determined by the Compensation Committee and are also made to selected employees as performance related awards and as awards for certain promotions. The amounts of such grants are determined based on the individual employee's position with the Company and his or her potential ability to beneficially impact the performance of the Company. By giving all employees a stake in the financial performance of the Company, the Compensation Committee's goal is to provide incentives to all employees of the Company to enhance the financial performance of the Company and, thus, shareholder value.

  Chief Executive Officer Compensation. The compensation for the fiscal year ended March 31, 2000 of the Chief Executive Officer of the Company principally consisted of a base salary and an annual bonus. Mr. Hardt's base salary was established by contract in October 1998 at an amount of $200,000 per annum subject to annual review and upward adjustment by the Compensation Committee. Mr. Hardt's base salary was approved by the Compensation Committee in light of corporate performance, individual performance, experience and a comparison with salary ranges and midpoints reflecting similar positions, duties and levels of responsibility of other companies in similar industries and with comparable revenues. As a result of performance of the Company last year, Mr. Hardt received a bonus of $120,000. Mr. Hardt received other compensation in the fiscal year ended March 31, 2000 in the amount of $11,025 consisting of the Company's matching contribution of $4,788 under the Company's Retirement and Savings Plan (the "401(k) Plan") and an allocation of $6,237 under the Panja Inc. Profit Sharing Plan, and was granted options to purchase 180,000 shares of the Common Stock at $8.625 per share.

                                 COMPENSATION COMMITTEE

                                 J. Otis Winters
                                 Harvey B. Cash

Compensation Committee Interlocks and Insider Participation

  Messrs. Winters and Cash are the current members of the Compensation
Committee.

  During the last fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

  XTG, Inc., one of the Company's dealers, is wholly owned by Scott D. Miller, a member of the Company's Board of Directors. During the fiscal year ended March 31, 2000, XTG, Inc. purchased approximately $117,000 of products from the Company at the same prices charged to other dealers for similar items in similar quantities.

  On January 2, 1998, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 25,000 shares of Common Stock for an aggregate purchase price of $22,375 with $250 paid in cash and $22,125 paid to the Company by delivery of his promissory note in the original principal amount of $22,125 bearing interest at the rate of 7.5% per annum with all principal and interest due on January 2, 2001. As of June 1, 2000, principal in the amount of $22,125, together with interest thereon of $4,411, remained outstanding.

  On January 3, 2000, Joe Hardt, Chief Executive Officer, President and a director of the Company, exercised an option to acquire 7,776 shares of Common Stock for an aggregate purchase price of $6,960 with $70 paid in cash and $6,890 paid to the Company by delivery of his promissory note in the original principal amount of $6,890 bearing interest at the rate of 8.25% per annum with all principal and interest due on January 3, 2003. As of June 1, 2000, principal in the amount of $6,890, together with interest thereon of $237, remained outstanding.

  On January 5, 2000, Peter D. York, Vice Chairman of the Board, Assistant Secretary and a director of the Company, exercised options to acquire 164,864 shares of Common Stock for an aggregate purchase price of $321,768 with $221,768 paid in cash and $100,000 paid to the Company by delivery of his promissory note in the original principal amount of $100,000 bearing interest at the rate of 8.25% per annum, with all principal and interest due on January 5, 2003. As of June 1, 2000, principal in the amount of $100,000, together with interest thereon of $3,348 remained outstanding.

Performance Graph

  The following graph compares the cumulative total shareholder return on an investment of $100 on November 16, 1995 (the date of the Company's initial public offering) in (i) the Company's Common Stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) Index (the "Nasdaq Composite Index"), and (iii) the Total Return Index of the Nasdaq Stock Market - Electronic Components. The values with each investment as of the date of the Company's initial public offering are based on share price appreciation and the reinvestment of dividends.

  The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

  The graph above assumes $100 invested on November 16, 1995 (the date of the Company's initial public offering), and was plotted using the following data:


                               Performance Graph

                             [GRAPH APPEARS HERE]


                                                              Nasdaq           Nasdaq
                                         Panja                  US         Electronic Comp.
                              -----------------  -------------------- ---------------------
    11/16/95                            $100.00               $100.00               $100.00
     3/31/96                            $101.43               $105.60               $ 89.64
     3/31/97                            $ 80.00               $117.39               $157.43
     3/31/98                            $100.00               $177.98               $180.21
     3/31/99                            $105.71               $240.44               $259.99
     3/31/00                            $262.86               $446.89               $756.29

Executive Compensation

  Summary Compensation Table. The following table summarizes information with respect to the compensation of the Company's President and Chief Executive Officer and the other most highly compensated executive officers of the Company (the "Executive Group"), whose total compensation exceeded $100,000 during the fiscal year ended March 31, 2000.

                                                                                           Long Term
                                                          Annual Compensation         Compensation Awards
                                                   --------------------------------- ---------------------
                                                                                     Number of Securities     All Other
Name and Principal Position              Year           Salary            Bonus       Underlying Options   Compensation (2)
------------------------------------ ------------  -----------------  -------------- --------------------- ----------------
Joe Hardt..........................       2000        $300,217(1)        $120,000              180,000           $11,025
Chief Executive Officer and               1999         194,350(1)              --               25,000             6,809
President                                 1998         193,201(1)          75,000                   --            10,705

Paul D. Fletcher...................       2000        $ 36,289(3)        $ 50,000              100,000                --
Vice President and Chief Financial        1999              --                 --                   --                --
 Officer                                  1998              --                 --                                     --

Tom Hite...........................       2000        $165,000           $ 49,500              100,000           $ 5,349
Vice President and Chief                  1999         150,650                 --                   --             5,380
 Technology Officer                       1998         133,556             20,000                   --                --

R. Randal Riebe....................       2000        $165,216           $ 49,500              100,000           $ 3,969
Vice President - General Manager,         1999         120,650                 --                   --             3,949
 Enterprise Division                      1998          84,776             12,500               30,000                --

Dave Benesh........................       2000        $165,217           $ 49,500               50,000           $ 5,363
Vice President - Operations               1999         135,731                 --                   --             3,685
                                          1998          23,440(5)              --               40,000                --

David E. Chisum....................       2000        $150,000(4)       $      --               25,000           $ 5,835
Chief Accounting Officer                  1999         125,520                 --               25,000             5,635
                                          1998         124,802             20,000               15,000             6,983

_______

(1) Base salary determined under the terms of the October 1998 employment agreement, as amended, for Mr. Hardt. See "Employment Agreement" below.

(2) Represents the amounts of matching contributions and allocations made by the Company for participating officers under the 401(k) Plan (which was established in January 1995) and the Profit Sharing Plan (which was established in 1989). For fiscal 2000, the Company (a) made matching contributions under the 401(k) Plan of $4,788 for Joe Hardt, $2,560 for David Chisum, $1,670 for Tom Hite, $444 for R. Randal Riebe, and $1,777 for Dave Benesh and (b) allocated $6,237 under the Profit Sharing Plan for Joe Hardt, $3,275 for David Chisum, $3,679 for Tom Hite, $3,525 for R. Randal Riebe, and $3,586 for Dave Benesh.

(3) Represents the portion of Mr. Fletcher's $185,000 annual salary for the fiscal year ended March 31, 2000 since his employment commenced in January 2000. Mr. Fletcher was granted options to acquire 100,000 shares of common stock at an exercise price of $16.88 per share in January 2000.

(4) Mr. Chisum served as Chief Financial Officer for the Company from May 1996 to January 2000 and then served as Chief Accounting Officer and a consultant to the Company prior to leaving the Company in June 2000.

(5) Represents the portion of Mr. Benesh's $130,000 annual salary for the fiscal year ended March 31, 1998 since his employment commenced in January 1998. Mr. Benesh was granted options to acquire 40,000 shares of common stock at an exercise price of $6.50 per share in January 1998.

     Option Grants in Last Fiscal Year. The following table provides information on stock options granted to the Executive Group during the fiscal year ended March 31, 2000.

                                                 Individual Grants
                           ---------------------------------------------------------------
                             Number of       Percent of                                           Potential Realizable
                             Securities     Total Options                                           Value at Assumed
                             Underlying      Granted to       Per Share                       Annual Rates of Stock Price
                              Options       Employees in       Exercise       Expiration    Appreciation for Option Term(3)
Name                          Granted       Fiscal Year         Price            Date            5%                10%
-------------------------  --------------  ---------------  --------------  --------------  ---------------  ---------------
Joe Hardt (1)                     180,000            14.0%          $8.625          5/3/09      $  976,359       $2,474,285

Paul D. Fletcher (2)              100,000             7.8%          $16.88         1/13/10      $1,061,574       $2,690,237

Tom Hite (1)                      100,000             7.8%          $8.625          5/3/09      $  542,422       $1,374,603

R. Randal Riebe (1)               100,000             7.8%          $8.625          5/3/09      $  542,422       $1,374,603


Dave Benesh (1)                    50,000             3.9%          $8.625          5/3/09      $  271,211       $  687,301

David E. Chisum (1)                25,000             1.9%          $8.625          5/3/09      $  135,605       $  343,651

___________

(1) 25% of such options granted are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) 50% of such options granted are exercisable after the second anniversary of the date of grant, and 25% of such options are exercisable after the third and fourth anniversary dates, respectively.

(3) The dollar amounts under these columns represent the realizable value of each grant of options assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% assumed annual rates of compounded stock price appreciation mandated by the rules of the SEC. Actual gains, if any, on stock option exercises are dependent on many factors, including the future financial performance of the Company and overall market conditions, and there can be no assurance provided to the Executive Group or any other holder of the Company's securities that the actual stock price will appreciate at the assumed 5% or 10% levels or at any other defined level.

     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values. The following options were exercised during the fiscal year ended March 31, 2000, by the Executive Group:

                                                          Number of Shares Underlying         Value of Unexercised In-the-Money
                        Shares Acquired     Value      Unexercised Options at March 31, 2000    Options at March 31, 2000 (3)
                                                       -------------------------------------   ------------------------------------
Name                      on Exercise      Realized      Exercisable        Unexercisable        Exercisable     Unexercisable
----------------------  ---------------  ------------  ---------------  --------------------   ---------------  -------------------
Joe Hardt (1)                     7,776      $179,664          370,740               192,500        $7,888,800        $2,732,325

Paul D. Fletcher (2)                 --            --               --               100,000        $       --        $  612,000

Tom Hite (1)                         --            --           37,500               112,500        $  604,688        $1,625,250

R. Randal Riebe (1)                  --            --           15,000               115,000        $  248,900        $1,667,600

Dave Benesh (1)                      --            --           20,000                70,000        $  330,000        $1,039,500

David E. Chisum (1)              14,300      $260,263            5,700                57,500        $   91,763        $  862,325

___________

(1) 25% of such options are exercisable after the first, second, third, and fourth anniversaries of the date of grant, respectively.

(2) 50% of such options granted are exercisable after the second anniversary of the date of grant, and 25% of such options are exercisable after the third and fourth anniversary dates, respectively.

(3) Based on the fair market value of the Common Stock of $23.00 per share as reported on the Nasdaq National Market on March 31, 2000

Employment Agreement

  In October 1998, the Company entered into an employment agreement with Joe Hardt (the "Employment Agreement"). The following is a summary of the principal terms of the Employment Agreement. The Employment Agreement is for an initial term of three years. In general, the Company may terminate Mr. Hardt's employment for "cause," death or "disability," or "without cause," and Mr. Hardt may terminate employment for "good reason." Pursuant to the Employment Agreement, Mr. Hardt agreed to serve as President and Chief Executive Officer of the Company. The Employment Agreement provides for Mr. Hardt to receive an annual base salary of $200,000, which is subject to review and adjustment on an annual basis by the Compensation Committee of the Board of Directors (provided that such base salary may not be decreased). The Employment Agreement provides that Mr. Hardt shall be eligible to participate in such bonus plan as may be approved by the Compensation Committee of the Board of Directors and permits Mr. Hardt to participate in any and all benefit plans and incentive plans maintained by or on behalf of the Company. In addition, the Employment Agreement provides for certain payments and benefits in the event that Mr. Hardt is terminated without cause or due to death or disability.

  The Employment Agreement also generally provides that Mr. Hardt will keep confidential certain non-public information regarding the Company and further provides that, during Mr. Hardt's employment and for two years following termination of the Employment Agreement, Mr. Hardt, will not, subject to certain exceptions, engage or have a financial interest in any business located anywhere in the restricted area which competes with the Company or any affiliate of the Company. The restricted area under the Employment Agreement is the entire world. Mr. Hardt further agrees under the Employment Agreement, that during the non-competition period he will not solicit or otherwise contact any of the Company's or its affiliates' customers, distributors, dealers or representatives.

Indebtedness of Management

  See "Certain Relationships and Related Transactions" above.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 2000, the Company's officers, directors and ten percent shareholders complied with all applicable Section 16(a) filing requirements, except that Joe Hardt reported a gift late in a Form 5 filed on February 9, 2000 and Scott Miller reported a sale late in a Form 4 filed on February 10, 2000.


         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                    (ITEM 2)

  The Board of Directors has selected Ernst & Young LLP, independent accountants, to audit the books, records and accounts of the Company for the fiscal year ending March 31, 2001. Ernst & Young LLP has audited the Company's financial statements since the fiscal year ended March 31, 1993.

  The affirmative vote of the holders of a majority of the Company's Common Stock represented and voting at the meeting will be required to approve and ratify the Board's selection of Ernst & Young LLP. The Board of Directors recommends voting "FOR" approval and ratification of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

                                 OTHER MATTERS

  Management does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in accordance with their judgment and in accordance with Rule 14a-4 promulgated under the Exchange Act.

  The Company has borne the cost of preparing, assembling and mailing this proxy solicitation material. The Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000, including the financial statements, to each shareholder upon written request to Paul D. Fletcher, Panja Inc., 11995 Forestgate Drive, Dallas, Texas 75243. Effective September 4, 2000, such request should be submitted to Paul D. Fletcher, Panja Inc., 3000 Research Drive, Richardson, Texas 75082.

                                 By Order Of The Board of Directors


                                 Paul D. Fletcher
                                 Secretary

                                  PANJA INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             2000 ANNUAL MEETING OF SHAREHOLDERS - AUGUST 21, 2000

     The undersigned shareholder(s) of Panja Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints John F. McHale and Joe Hardt, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Panja Inc. to be held at the site of the future offices of the Company at 3000 Research Drive, Richardson, Texas, 75082, at 10:00 a.m. on August 21, 2000, and any adjournments thereof, and to vote all shares of Common Stock that the undersigned is entitled to vote on the matters set forth on the reverse side.


                           (Continued on other side)


-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                                   (Continued from reverse side)
                                                                                                                               ___
                                                                                                          Please mark your    |   |
                                                                                                          votes as indicated  | X |
                                                                                                          in this example     |___|


1. ELECTION OF DIRECTORS:       (If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

    FOR all      WITHHOLD        Julie Spicer England, Joe Hardt, Peter D. York, John F. McHale,
   nominees     AUTHORITY        Harvey B. Cash and J. Otis Winters.
   listed to   to vote for
   the right   all nominees
  (except as    listed to
   indicated)   the right

     [  ]         [  ]


2. PROPOSAL TO RATIFY THE       3.  IF YOU PLAN TO ATTEND THE         In their discretion, the Proxies are authorized to vote upon
   APPOINTMENT OF ERNST &           MEETING IN PERSON, PLEASE         such other business as may properly come before the meeting.
   YOUNG LLP AS INDEPENDENT         CHECK THIS BOX:          [  ]
   ACCOUNTANTS OF THE                                                 THIS BALLOT WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY
   COMPANY FOR THE FISCAL                                             DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL
   YEAR ENDING MARCH 31, 2001.                                        NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF
                                                                      ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS SAID PROXIES
    FOR    AGAINST    ABSTAIN                                         DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE
                                                                      MEETING.
   [   ]    [   ]      [   ]
                                                                      -------------------------------------------------------------
                                                                      Signature


                                                                      -------------------------------------------------------------
                                                                      Signature (To be signed if shares are held by joint tenants as community property.)


                                                                      -------------------------------------------------------------
                                                                      Title, if applicable


                                                                      Dated:                                                 , 2000
                                                                            -------------------------------------------------

                                                                      This proxy should be dated and signed by the Shareholder(s)
                                                                      exactly as his or her name appears thereon and returned
                                                                      promptly in the enclosed envelope. Persons signing in a
                                                                      fiduciary capacity should so indicate. If shares are held by joint tenants as community property, both should sign.

-----------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE